EXHIBIT 23.1


                              HJ & Associates, LLC
                  Certified Public Accountants and Consultants
                        50 South Main Street - Suite 1450
                              Salt Lake City, Utah





                        CONSENT OF INDEPENDENT AUDITORS'
                        --------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CRYOCON, INC. (formerly known as ISO BLOCK PRODUCTS USA, INC.), and our auditors report dated July 5, 2001 accompanying the financial statements of CRYOCON, INC. included in their annual report on Form 10-KSB for the fiscal year end March 31, 2001.



         /s/ HJ & Associates, LLC
         ------------------------------
By:      HJ & Associates, LLC
         Salt Lake City, Utah
         September 27, 2001